Exhibit 10.1

PEOPLES BANCORP INC.
SECOND AMENDED AND RESTATED 2006 EQUITY PLAN
FORM OF PERFORMANCE UNIT AWARD AGREEMENT

Peoples Bancorp Inc. (the “Company”) hereby grants the undersigned Participant a Performance Unit Award (the “Award”), subject to the terms and conditions described in the Peoples Bancorp Inc. Second Amended and Restated 2006 Equity Plan (the “Plan”) and this Performance Unit Award Agreement (this “Award Agreement”).

1.	Name of Participant: _____________________.

2.	Grant Date: _________________ (the “Grant Date”).

3.	Performance Period: The [•]-month period beginning January 1, 20[•] and ending on December 31, 20[•] (the “Performance Period”).

4.	Award of Performance Units: The maximum dollar amount represented by the Performance Units subject to the Award (with each Performance Unit representing $1.00) is $___________ (the “Maximum Award”).

5.
Performance Adjustment: At the end of the Performance Period, the Committee shall certify an adjusted number of Performance Units (which in no event may represent a dollar amount exceeding the Maximum Award) based on the level of achievement of the Performance Goals set forth in the attached Exhibit A during the Performance Period. The Committee, in its sole discretion, may decrease the number of Performance Units which shall vest from the number that would otherwise apply based on the actual levels of achievement, to the level it deems appropriate based upon the circumstances, to reflect actual losses, inappropriate risks taken, compliance deficiencies, financial restatements, or other conduct, misconduct or poor performance of the Company or Participant. The Participant shall forfeit any Performance Units in excess of the performance adjusted number of vested Performance Units certified by the Committee.

6.
Vesting: Except as otherwise provided in this Award Agreement, the Performance Units will vest only if and to the extent that (a) the Participant is employed with the Company or any Subsidiary on the last day of the Performance Period, (b) the Committee certifies, no later than the first March 15th following the end of the Performance Period, the level of achievement of the Performance Goals that has been satisfied, and (c) on the date of the Committee’s certification, the Participant remains in compliance with the covenants set forth in Section 9. If these conditions are satisfied, the date of the Committee’s certification shall be the “Vesting Date”.

7.
Limitations on Vesting: If the Participant Terminates for any reason prior to a Vesting Date, the Participant shall forfeit all unvested Performance Units subject to the Award. Notwithstanding the foregoing, if the Participant is employed and in compliance with the covenants set forth in Section 9 on the applicable date described below:

(a)
Retirement: If the Participant Terminates due to Retirement prior to the end of the Performance Period, the Participant shall vest at the end of the Performance Period in a prorated number of Performance Units based on the actual achievement of the Performance Goals determined at the end of the Performance Period multiplied by a fraction equal to the number of full months in the Performance Period completed prior to the Participant’s Retirement, divided by the total number of months in the Performance Period. Vested Performance Units shall be settled at the time and manner described in Section 8.

(b)	Change in Control: If a Change in Control occurs during a Performance Period and:

(i)
the Company is not the surviving corporation following the Change in Control and the Acquiror does not assume the Award or does not substitute equivalent equity awards relating to the securities of the Acquiror or its affiliates for the Award; or

(ii)
the Company is the surviving corporation following the Change in Control, or the Acquiror has assumed the Award or substituted equivalent equity awards relating to the securities of the Acquiror or its affiliates for the Award, and the Participant is Terminated by the Company, other than for Cause, within 24 months following the Change in Control (but in no event after the end of the Performance Period, in which case this Section 7(b) shall not apply and Section 6 shall govern the vesting of the Performance Units covered by the Award); or

(iii)
the Company is the surviving corporation following the Change in Control, or the Acquiror has assumed the Award or substituted equivalent equity awards relating to the securities of the Acquiror or its affiliates for the Award, and the Participant Terminates for Good Reason within 24 months following the Change in Control (but in no event after the end of the Performance Period, in which case this Section 7(b) shall not apply and Section 6 shall govern the vesting of the Performance Units covered by the Award), then the Participant shall vest in a number of Performance Units equal to the number of Performance Units that would have vested based on the target level of performance with respect to each Performance Goal applicable to the Award (as described in the attached Exhibit A) being attained as of the effective date of the Change in Control. Vested Performance Units shall be settled in an issuance of shares of Company Stock in the manner described in Section 8 either (x) within 60 days following the effective date of the Change in Control in the case of the event described in clause (i) in the immediately preceding sentence or (y) within 60 days following the Participant’s Termination in the case of either of the events described in clause (ii) or clause (iii) in the immediately preceding sentence.

8.
Form of Settlement: Except as otherwise provided in this Agreement, as soon as administratively practicable after the Vesting Date (or an earlier date of vesting pursuant to Section 7), the Participant will receive shares of Company Stock equal to the number of Performance Units that vest in accordance with Section 6 or Section 7 of this Award Agreement divided by the Fair Market Value of a share of Company Stock on the date of such vesting and rounded down to the nearest whole share.

9.	Covenant. In consideration for the Award of Performance Units, the Participant hereby agrees and covenants that:

(a)
Non-Solicitation. The Participant acknowledges and understands that the Participant’s contacts with customers or potential customers of the Company and its Subsidiaries is due, at least in part, to the support and assistance provided by the Company during the term of the Participant’s employment, and therefore, that soliciting, diverting or appropriating such persons would unfairly harm the Company and its Subsidiaries. As a result, the Participant agrees that, during the term of the Participant’s employment and for a period of one (1) year thereafter, the Participant shall not, directly or indirectly:

(i)
Contact any customer or prospective customer of the Company or any of its Subsidiaries, on the Participant’s behalf or on behalf of any other person or entity, of whom the Participant had knowledge, actual or imputed, or with whom the Participant had contact in whatever form during the Participant’s employment with the Company or any of its Subsidiaries for the purpose of soliciting the business of such person or inducing such person to acquire from any person or entity other than the Company or any of its Subsidiaries any product or service that currently is provided or under development by the Company or any of its Subsidiaries; or

(ii)
Attempt to solicit, or assist anyone in attempting to solicit, any employee of the Company or any of its Subsidiaries to terminate the employee’s employment with the Company or any of its Subsidiaries.

(b)
Non-Disclosure of Confidential Information. The Participant acknowledges and understands that during the course of the Participant’s employment with the Company and/or its Subsidiaries, the Participant shall have access to Confidential Information (as defined below) that is maintained as confidential by the Company and its Subsidiaries, is highly valuable and proprietary to the Company and its Subsidiaries, and the disclosure of which to third parties, or the unauthorized access, acquisition, use, or attempted access, acquisition or use, of which would cause the Company and its Subsidiaries serious and unfair competitive disadvantage and harm. As a result, the Participant agrees that, during the Participant’s employment with the Company or any of its Subsidiaries, and at all times thereafter, regardless of the reason for the Termination of such employment:

(i)
The Participant shall not disclose to any third parties any Confidential Information or use such Confidential Information for any purpose other than to carry out the Participant’s employment responsibilities for the Company or one of its Subsidiaries;

(ii)	The Participant shall treat such Confidential Information as confidential, as required by law and this Award Agreement;

(iii)
The Participant shall only access, acquire, use, or attempt to access, acquire or use Confidential Information in performing the Participant’s duties for the Company or one of its Subsidiaries, and for no other reason; and

(iv)
Immediately upon Termination of the Participant’s employment for any reason, to return to the Company all Confidential Information in the Participant’s possession or control, as well as any Copies (as defined below) made of such Confidential Information and any other material, including handwritten notes, made or derived from such Confidential Information;

(v)	For purposes of this Award Agreement:

(A)
“Confidential Information” means all trade secrets and/or proprietary information in whatever form (whether communicated orally or in documentary or other tangible form) belonging to the Company or one of its Subsidiaries that has not been published or disseminated or otherwise become a matter of public knowledge other than as a result of the Participant’s acts or omissions, including without limitation: business plans, financial or accounting information, rates, insurance payment and reimbursement information, research and development information, marketing or sales information, customer lists, lists of potential customers, contact information for any customer or potential customer, processes, computer programs, systems and software (including, without limitation, documentation and related source and object codes), customer renewal and expiration information, associate information, on-site program and support materials, training programs and associated materials, pricing lists, contracts, forms, methods, procedures and analyses and any other information that the Company or one of its Subsidiaries takes measures to prevent, in the ordinary course of business, from being available to persons other than those selected by the Company or one of its Subsidiaries.

(B)
“Copies” includes all Confidential Information stored or maintained in electronic format or on electronic or magnetic media of any sort, including, without limitation, computer servers, PDAs, cell phones, I-Pods, smart cards, Blackberries, hard drives, zip drives, floppy disks, CD-ROMs, DVDs, and magnetic tapes.

(c)	Reasonableness of Restraints; Irreparable Harm; Breach No Defense. The Participant acknowledges that:

(i)
The covenants described in this Section 9 are reasonably necessary to protect the goodwill, trade secrets, and other legitimate business interests of the Company and its Subsidiaries and that such restraints shall not cause the Participant any undue hardship.

(ii)
Any breach of the covenants contained in this Section 9 would cause the Company or one of its Subsidiaries immediate and irreparable harm for which injunctive relief would be necessary and proper, and the Participant consents to the issuance of a temporary restraining order and a preliminary injunction upon good faith presentment by the Company or one of its Subsidiaries of allegations demonstrating such breach without the necessity of proving damages or posting a bond therefor; provided, however, that nothing contained herein shall be construed to prohibit the Company or one of its Subsidiaries from pursuing all other legal remedies at its disposal including but not limited to monetary damages.

(iii)
The covenants of this Section 9 are essential to this Award Agreement. They shall be construed as independent of any other provision in this Award Agreement, and the existence of any claim or cause of action of the Participant may have against the Company or one of its Subsidiaries, whether predicated on this Award Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or one of its Subsidiaries of these covenants.

(iv)
If the scope of any restriction contained in this Section 9 is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Participant hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

10.
Listing, Registration and Qualification. If the Committee determines that (a) the listing, registration or qualification of the shares of Company Stock to be issued in respect of vested Performance Units upon NASDAQ or any other established stock exchange, market or quotation system or under any state or federal law; (b) the consent or approval of any governmental or regulatory body; or (c) an agreement by the Participant with respect thereto, is necessary or desirable as a condition to the issuance of the shares of Company Stock to be issued in respect of vested Performance Units, the shares of Company Stock may not be issued unless and until such listing, registration, qualification, consent, approval, or agreement has been effected or obtained, free of any conditions which are not acceptable to the Committee.

If any shares of Company Stock to be issued in respect of vested Performance Units are issued to a person who, at the time of such issuance or thereafter, is an affiliate of the Company for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or are issued in reliance upon exemptions under the securities laws of any state, then upon such issuance:

(i)
Unless permitted by the Plan, such shares of Company Stock shall not be transferable by the holder thereof, and neither the Company nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the Company shall have received an opinion from its counsel to the effect that any such transfer would not violate the Securities Act or the applicable laws of any state; and

(ii)	The Company may cause any stock certificate which may evidence any of such shares of Company Stock to bear a legend reflecting the applicable restrictions on the transfer thereof.
11.    Miscellaneous:

(a)	Non-Transferability. Performance Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution.

(b)
No Right to Continued Employment. The granting of the Award shall impose no obligation on the Company or any Subsidiary to continue the employment of the Participant or interfere with or limit the right of the Company or any Subsidiary to Terminate the Participant at any time, with or without Cause, which right is expressly reserved.

(c)
Shareholder Rights. The Participant shall have none of the rights of a shareholder with respect to the shares of Company Stock issuable in respect of vested Performance Units, including without limitation voting or dividend rights, until the Participant becomes the recordholder of the shares of Company Stock to be issued in respect of vested Performance Units.

(d)
Tax Withholding. The Company or a Subsidiary, as applicable, will have the power and right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the Performance Units. To the extent permitted by the Committee, in its sole discretion, this amount may be: (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any vested Performance Units being settled or (iii) collected directly from the Participant. Subject to the approval of the Committee, the Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or a Subsidiary, as applicable, withhold shares of Company Stock otherwise issuable in respect of vested Performance Units having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. Any such election must be made in writing and will be irrevocable and subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

(e)
Requirements of Law. The Award shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.

(f)	Governing Law. The Plan and this Award Agreement shall be governed by and construed in accordance with the laws (other than laws governing conflicts of laws) of the State of Ohio.

(g)
Award Subject to Plan. The Award is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

(h)
Section 409A of the Code. This Award Agreement is intended to be exempt from Code Section 409A under the exemption for short term deferrals. Nothing herein shall be construed as the guarantee of any particular tax treatment to the Participant, and the Company shall have no liability with respect to any failure to comply with the requirements of Section 409A of the Code. Any reference to the Participant’s “Termination” or being “Terminated” shall mean the Participant’s “separation from service,” as defined in Section 409A of the Code. In addition, if the Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees) and the Company reasonably determines that the Award is subject to Code Section 409A and that no exception applies, the Participant shall not be entitled to issuance of shares of Company Stock otherwise issuable in respect of vested Performance Units in connection with such Termination until the expiration of six months from the date of such Termination (or, if earlier, the Participant’s death). The shares of Company Stock issuable in respect of vested Performance Units shall then be issued on the first business day of the seventh month following such Termination.

(i)	Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.
[signature page attached]

PARTICIPANT

Date:

PEOPLES BANCORP INC.
By:                             Date:
Its:

[Signature Page to Performance Unit Award Agreement]

PEOPLES BANCORP INC.

SECOND AMENDED AND RESTATED 2006 EQUITY PLAN
PERFORMANCE UNIT AWARD AGREEMENT
EXHIBIT A
When determining the level of achievement of the Performance Goals, the Committee may make such adjustments as it deems equitable pursuant to Section 5 of this Award Agreement or to account for unusual or infrequently occurring items.
[•] percent ([•]%) of the Performance Units will vest if [Description of performance criteria and target Performance Goal]. For purposes of this Award Agreement, such [Description of target Performance Goal] shall be deemed the target level of performance with respect to this Performance Goal.
The remaining Performance Units will vest based on [Description of performance criteria and payout based on relative performance achieved with respect to Performance Goal] as set forth in the following table. The maximum payout for a [Description of performance criteria] ranking between the [•] and [•] percentile will be interpolated.

[Description of performance criteria] Percentile Ranking	Maximum Payout
Less than [•] percentile	[•]%
[•] percentile	[•]%
[•] percentile	[•]%
[•] percentile (or higher)	[•]%
For purposes of this Award Agreement, a relative [Description of performance criteria] ranking at the [•] percentile (as described in the table immediately above) shall be deemed the target level of performance with respect to this Performance Goal.
For purposes of this Award Agreement, [Description of performance criteria] and [Description of performance criteria] will be determined by the Committee, in its sole discretion, using financial information filed with the Securities and Exchange Commission.

[Exhibit A to Performance Unit Award Agreement]